UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2005

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On November 10, 2005, The First Marblehead Corporation (the “Corporation”) entered into an Eleventh Amendment to Program Agreements (the “Amendment”) with JP Morgan Chase Bank, N.A. (“JPMorgan Chase”) and The Education Resources Institute, Inc. (“TERI”).  As described below, the Amendment amends the provisions of certain agreements among the Corporation, JPMorgan Chase and TERI relating to direct-to-consumer and school channel private student loans originated by JPMorgan Chase (the “Loans”).

                Extension of Agreements

                The Amendment extends to March 31, 2010 the term of each of (i) the note purchase agreement between the Corporation and JPMorgan Chase, the successor by merger to Bank One, National Association, dated as of May 1, 2002 (as amended to date, the “Note Purchase Agreement”), and (ii) the guaranty agreement between JPMorgan Chase and TERI, dated May 13, 2002 (as amended to date, the “Guaranty Agreement”). The Note Purchase Agreement sets forth the terms and conditions under which Loans are sold into the securitization transactions that the Corporation structures and administers.  Pursuant to the Guaranty Agreement, TERI guarantees repayment of the principal amount of, and capitalized or accrued interest on, defaulted Loans.

                Under the terms of the Amendment, the extended term of the Note Purchase Agreement is contingent on the Guaranty Agreement remaining in effect.  After March 31, 2010, each of the Note Purchase Agreement and the Guaranty Agreement will automatically renew for successive one-year terms, subject to 60 days’ prior written notice of non-renewal delivered by any party to the agreements.

                Additional Amended Provisions

                With respect to the Note Purchase Agreement, the Amendment also provides for, among other things:

•                                            amended pricing terms in connection with the sale of Loans, provided that a DTC Election (as defined in the Amendment) has not occurred;

•                                            amended minimum marketing expenditures by JPMorgan Chase in support of the Education One Loan Program; and

•                                            a pricing incentive for JPMorgan Chase in the event that the volume of direct-to-consumer Loans disbursed during any calendar year exceeds a specified threshold.

With respect to the Guaranty Agreement, the Amendment also provides for, among other things:

•                                            a termination right for JPMorgan Chase in the event of a Change of Control (as defined in the Amendment) of the Corporation resulting from a transaction with certain parties specified in the Amendment;

•                                            a termination right for JPMorgan Chase of its minimum marketing expenditures under the Note Purchase Agreement, to become effective 365 days following a Change of Control of the Corporation resulting from a transaction with certain other parties specified in the Amendment; and

•                                            a reduction right for JPMorgan Chase of its minimum marketing expenditures under the Note Purchase Agreement, following a Change of Control of the Corporation resulting from a transaction with such other parties specified in the Amendment and occurring in either of the 2006 or 2007 calendar years.

                The Amendment has been attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference, and the summary above is qualified entirely by reference thereto.

Item 9.01.  Financial Statements and Exhibits

                (d)           Exhibits

99.1†

Eleventh Amendment, dated as of November 10, 2005, to Program Agreements by and among JPMorgan Chase Bank, N.A., successor by merger to Bank One, National Association, The First Marblehead Corporation and The Education Resources Institute, Inc.

†	Confidential treatment has been requested for certain provisions of this exhibit, which portions have been separately filed with the Securities and Exchange Commission.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 16, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1†

Eleventh Amendment, dated as of November 10, 2005, to Program Agreements by and among JPMorgan Chase Bank, N.A., successor by merger to Bank One, National Association, The First Marblehead Corporation and The Education Resources Institute, Inc.

†	Confidential treatment has been requested for certain provisions of this exhibit, which portions have been separately filed with the Securities and Exchange Commission.